                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                               Three Months         Three Months
                                                                                  Ended                Ended
                                                                              March 31, 2000       March 31, 1999
                                                                              --------------       --------------
Basic:
          Average common shares outstanding                                       8,785,017           10,778,159

                                                                                -----------          -----------

                Total                                                             8,785,017           10,778,159
                                                                                ===========          ===========

          Net Income                                                            $ 3,283,791          $ 5,854,817
                                                                                ===========          ===========

          Per Share Amount                                                      $      0.37          $      0.54
                                                                                ===========          ===========


DILUTED:
          Average common shares outstanding                                       8,785,017           10,778,159
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method               .59,589               83,615

                                                                                -----------          -----------

                Total                                                             8,844,606           10,861,774
                                                                                ===========          ===========

          Net Income                                                            $ 3,283,791          $ 5,854,817
                                                                                ===========          ===========

          Per Share Amount                                                      $      0.37          $      0.54
                                                                                ===========          ===========